                                             Filed Pursuant to Rule 424(b)(2)
                                             Registration File No.: 333-101800
PROSPECTUS SUPPLEMENT
(To prospectus dated December 30, 2002)

                       [MIDAMERICAN ENERGY LOGO OMITTED]

                                 $600,000,000

                          MIDAMERICAN ENERGY COMPANY

                               MEDIUM-TERM NOTES

              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

                               ----------------

     We may offer up to $600,000,000 of our medium-term notes from time to time. This prospectus supplement sets forth terms of the medium-term notes. It supplements the description of the debt securities contained in the attached prospectus. Each time we issue medium-term notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the medium-term notes being offered and the terms of the offering.

     The medium-term notes will have varying maturities from nine months to 30 years. We can offer medium-term notes that are redeemable at our option or the option of the holders prior to maturity. We will specify in the applicable pricing supplement whether a series of medium-term notes is redeemable prior to maturity.

                               ----------------

     INVESTING IN THE MEDIUM-TERM NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 5 OF THE PROSPECTUS ATTACHED TO THIS PROSPECTUS SUPPLEMENT.

                               ----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE MEDIUM-TERM NOTES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

LEHMAN BROTHERS                                  BANC ONE CAPITAL MARKETS, INC.
ABN AMRO INCORPORATED                                               BNP PARIBAS
BNY CAPITAL MARKETS, INC.                            CREDIT SUISSE FIRST BOSTON
COMMERZBANK SECURITIES                               U.S. BANCORP PIPER JAFFREY

                               ----------------

           The date of this prospectus supplement is January 9, 2003

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                      -----
                              PROSPECTUS SUPPLEMENT

About this Prospectus Supplement; Pricing Supplements ...............  S-3
Risk Factors ........................................................  S-3
Description of Medium-Term Notes ....................................  S-3
United States Federal Income Tax Consequences .......................  S-14
Plan of Distribution ................................................  S-26
Legal Matters .......................................................  S-27

                                   PROSPECTUS

About this Prospectus ...............................................    1
Where You Can Find More Information .................................    1
Forward-Looking Statements ..........................................    2
MidAmerican Energy Company ..........................................    3
Ratio of Earnings to Fixed Charges ..................................    3
Ratio of Earnings to Fixed Charges Plus Preferred
 Stock Dividend Requirements ........................................    4
Risk Factors ........................................................    5
Use of Proceeds .....................................................    9
Description of Debt Securities ......................................    9
Description of Capital Stock ........................................   15
Plan of Distribution ................................................   17
Legal Matters .......................................................   18
Experts .............................................................   18

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                       ABOUT THIS PROSPECTUS SUPPLEMENT;
                              PRICING SUPPLEMENTS

     We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer our medium-term notes from time to time. The total initial public offering price of medium-term notes that may be offered by use of this prospectus supplement is $600,000,000. That amount will be reduced by the amount of any other securities issued under our shelf registration statements (File No. 333-101800).

     This prospectus supplement sets forth terms of the medium-term notes that we may offer. It supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede that information in the prospectus. Capitalized terms used but not defined in this prospectus supplement have the meanings given to those terms in the prospectus.

     Each time we issue medium-term notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the medium-term notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any medium-term notes, that is inconsistent with this prospectus supplement will apply and will supersede that information in this prospectus supplement.

     It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 1 of the attached prospectus.

                                  RISK FACTORS

     Important risks associated with an investment in the medium-term notes are described in "Risk Factors" beginning on page 5 of the attached prospectus. We encourage you to review these risk factors before making an investment in the medium-term notes.

                       DESCRIPTION OF MEDIUM-TERM NOTES

GENERAL INFORMATION

     We will issue the medium-term notes under an indenture between us and The Bank of New York, as trustee. The terms of the indenture are described in "Description of Debt Securities" beginning on page 9 of the attached prospectus, and we have filed the indenture with the Securities and Exchange Commission as an exhibit to our registration statement File No. 333-59760. We may issue other debt securities, in addition to the medium-term notes, under the indenture. The terms applicable to a particular issue of medium-term notes will be set forth in a supplemental indenture. Unless otherwise specified in the applicable pricing supplement, the medium-term notes will have the terms set forth in the indenture and described in this prospectus supplement and the attached prospectus.

     We do not have to issue all of the medium-term notes at the same time, and the medium-term notes may vary as to interest rate, maturity and other provisions. We will offer the medium-term notes in varying maturities from nine months to 30 years. If stated in the applicable pricing supplement, the medium-term notes may be redeemed prior to maturity at our option or repaid prior to maturity at the option of the holders.

     We may from time to time, without the consent of the then existing holders of the medium-term notes of the relevant series, create and issue further medium-term notes of that series having the same terms and conditions as the then outstanding medium-term notes of that series in all respects, except for the original issue date and issue price. Additional medium-term notes issued in this manner will be consolidated with, and form a single series with, the previously outstanding medium-term notes of the relevant series.

     Each medium-term note will bear interest at a fixed rate, which may be zero in the case of a zero coupon medium-term note, or at a floating rate determined by reference to the commercial paper rate, LIBOR, the prime rate or the treasury rate, or such other interest rate formula described in the applicable pricing supplement, as adjusted by a spread and/or spread multiplier, if any, applicable to such medium-term note. The interest rate basis for an issue of medium-term notes, and any spread and/or spread multiplier, will be described in the applicable pricing supplement.

     The medium-term notes will be our senior unsecured debt and will be of equal rank with all of our other senior unsecured debt. The indenture does not contain any provisions that limit our ability to incur additional debt or create liens on our property. Any additions to, deletions from or other modifications of the covenants and events of default set forth in the indenture that are applicable to an issue of medium-term notes, including the addition of covenants that limit our ability to incur debt or create liens on our property, will be included in the applicable supplemental indenture and described in the applicable pricing supplement.

     The medium-term notes will rank junior to the first mortgage bonds that were issued under (1) the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947, from Iowa-Illinois Gas and Electric Company (one of our predecessors) to Harris Trust and Savings Bank and Lynn Lloyd (C. Potter, successor individual trustee), as trustees, and indentures supplemental thereto, or (2) the General Mortgage Indenture and Deed of Trust, dated as of January 1, 1993, between Midwest Power Systems Inc. (one of our predecessors) and Morgan Guaranty Trust Company of New York (Harris Trust and Savings Bank, successor trustee), and indentures supplemental thereto. We have filed these indentures as exhibits to our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001, which is incorporated by reference in the attached prospectus. The indenture does not contain any provisions that limit our ability to issue additional first mortgage bonds. Any such provisions that are applicable to an issue of medium-term notes will be included in the applicable supplemental indenture and described in the applicable pricing supplement.

     The medium-term notes will be issued in global form as book-entry notes or in definitive form as certificated notes, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, (1) the medium-term notes will be issued in denominations of $1,000 and integral multiples of $1,000 and (2) the medium-term notes will be denominated in United States dollars and payments of principal of and premium (if any) and interest on the medium-term notes will be made in United States dollars.

     We may discharge our obligations under the indenture, or be released from our obligations with respect to certain covenants under the indenture, relating to the medium-term notes or any series of medium-term notes by depositing with the trustee under the indenture sufficient funds or government securities to pay the medium-term notes when due, in each case as described in the indenture. As a condition to the foregoing, we must deliver to the trustee an opinion of counsel that the holders of the medium-term notes will not recognize income, gain or loss for Federal income tax purposes as a result of such action.

     The pricing supplement relating to an issue of medium-term notes will describe, among other things, the following items:

    o  the principal amount of medium-term notes being offered;

    o the price (expressed as a percentage of the aggregate principal amount of the notes) at which the medium-term notes will be issued;

    o  the date on which the medium-term notes will be issued;

    o the date on which the medium-term notes will mature, and whether the stated maturity may be extended by us and, if so, the extension periods and final maturity date applicable to the notes;

    o whether the medium term notes are fixed rate notes or floating rate notes;

    o if the medium-term notes are fixed rate notes, (1) the rate per annum at which the notes will bear interest (if any), (2) the interest payment date or dates, if different from those described below and (3) whether we may change the interest rate prior to the stated maturity of the notes;

    o if the medium-term notes are floating rate notes, (1) the initial interest rate, (2) the interest rate basis, (3) the interest reset dates,
       (4) the interest payment dates, (5) the index maturity, (6) the spread and/or spread multiplier (if any), (7) the maximum and minimum interest rates (if any), (8) any other terms relating to the particular method of calculating the interest rate for the notes and (9) whether we can change the spread and/or spread multiplier prior to the stated maturity of the notes;

    o whether the medium-term notes are original issue discount notes and, if so, the yield to maturity;

    o whether the medium-term notes are amortizing notes and, if so, the basis or formula for the amortization of principal and/or interest and the payment dates for periodic principal payments;

    o the record date or dates for determining the person entitled to receive payments of interest, principal and premium (if any), if other than as described below;

    o whether the medium-term notes may be redeemed at our option, or repaid at the option of the holders, prior to the stated maturity of the notes and, if so, the provisions relating to such redemption or repayment;

    o any sinking fund or other mandatory redemption provisions applicable to the medium-term notes;

    o whether the medium-term notes will be issued initially as book-entry notes or certificated notes; and

    o any other terms of the medium-term notes that are in addition to or different from the terms set forth in the indenture and the terms described in this prospectus supplement and the attached prospectus.

     As used in this prospectus supplement, business day means, unless otherwise specified in the applicable pricing supplement, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close and, with respect to LIBOR notes (as described below), is also a London business day. As used herein, London business day means any date on which dealings in deposits in United States dollars are transacted in the London interbank market.

INTEREST AND INTEREST RATES

     Each medium-term note (other than a zero coupon note) will bear interest from and including its original issue date, or from and including the most recent interest payment date to which interest on such note has been paid or duly provided for, at a fixed rate per annum or at a rate per annum determined pursuant to an interest rate basis set forth in the note and in the applicable pricing supplement that may be adjusted by a spread and/or spread multiplier, until maturity and the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest will be payable on each interest payment date and at maturity. "Maturity" means the date on which the principal of a medium-term note or an installment of principal becomes due and payable in accordance with its terms and the terms of the indenture, whether at stated maturity, upon acceleration, redemption or repayment, or otherwise. Interest (other than defaulted interest which may be paid to the holder on a special record date) will be payable to the holder at the close of business on the record date next preceding an interest payment date. However, the first payment of interest on any note originally issued between a record date and the next interest payment date will be made on the interest payment date following the next succeeding record date to the holder on such next succeeding record date and interest payable on the maturity date, including, if applicable, upon redemption, will be payable to the person to whom principal is payable.

     Interest rates, interest rate formulae and other variable terms of the medium-term notes are subject to change by us from time to time, but no such change will affect any medium-term note already issued or as to which an offer to purchase has been accepted by us. Unless otherwise specified in the applicable pricing supplement, the interest payment dates and record dates for fixed rate medium-term notes will be as described below under "Fixed Rate Notes." The interest payment dates for floating rate medium-term notes will be as specified in the applicable pricing supplement, and unless otherwise specified in the applicable pricing supplement, each record date for a floating rate medium-term note will be the 15th day (whether or not a business day) preceding each interest payment date.

     Each medium-term note (other than a zero coupon note) will bear interest at either (1) a fixed rate or (2) a floating rate determined by reference to an interest rate basis which may be adjusted by a spread and/or spread multiplier, provided that the interest rate in effect for the ten days immediately prior to the stated maturity of the note will be the interest rate in effect on the tenth day preceding such stated maturity. Any floating rate note may also have either or both of the following: (a) a maximum interest rate, or ceiling, on the rate of interest which may accrue during any interest period, and (b) a minimum interest rate, or floor, on the rate of interest which may accrue during any interest period. The applicable pricing supplement relating to each medium-term note will designate either a fixed rate of interest per annum on the applicable fixed rate note or one or more of the following interest rate bases as applicable to the relevant floating rate note: the commercial paper rate; LIBOR; the prime rate; the treasury rate; or such other interest rate basis or formula as may be specified in the applicable pricing supplement.

     Notwithstanding the determination of the interest rate as provided below, the interest rate on the medium-term notes for any interest period will not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable pricing supplement. The interest rate on the medium-term notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States federal law of general application.

 FIXED RATE NOTES

     Each fixed rate medium-term note (other than a zero coupon note) will accrue interest from and including its original issue date at the annual rate stated on the face thereof, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, payments of interest on any fixed rate note with respect to any interest payment date or maturity will include interest accrued from and including the original issue date, or from and including the most recent interest payment date to which interest has been paid or duly provided for, to but excluding such interest payment date or maturity. Fixed rate medium-term notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate medium-term notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate medium-term notes, including amortizing notes, will be each January 15 and July 15 (and the stated maturity) and the record dates will be each January 1 and July 1 (whether or not a business day). In the case of fixed rate amortizing notes, interest payment dates may be quarterly on each January 15, April 15, July 15 and October 15 if specified in the applicable pricing supplement and the record dates will be each January 1, April 1, July 1 and October 1 (whether or not a business day) next preceding each such interest payment date. If the interest payment date or maturity date for any fixed rate note is not a business day, all payments to be made on such day with respect to such note will be made on the next day that is a business day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

 FLOATING RATE NOTES

     The interest rate on each floating rate medium-term note will be equal to the interest rate calculated by reference to the specified interest rate basis
(1) plus or minus the spread, if any, and/or (2) multiplied by the spread multiplier, if any. The "spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable pricing supplement as being applicable to such medium-term note, and the "spread multiplier" is the percentage of the interest rate basis (adjusted for any spread) specified in the applicable pricing supplement as being applicable to such medium-term note. The applicable pricing supplement will specify the interest rate basis and the spread and/or spread multiplier, if any, and the maximum or minimum interest rate, if any, applicable to each floating rate medium-term note. In addition, such pricing supplement will contain particulars as to the calculation agent (unless otherwise specified in the applicable pricing supplement, The Bank of New York), index maturity, original issue date, the interest rate in effect for the period from the original issue date to the first interest reset date specified in the applicable pricing supplement, interest rate determination dates, interest payment dates, record dates, and interest reset dates with respect to such medium-term note.

     Except as provided below or in the applicable pricing supplement, the interest payment dates for floating rate medium-term notes, including amortizing notes, will be (1) in the case of floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable pricing supplement; (2) in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year as specified on the face thereof and in the applicable pricing supplement; (3) in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year, as specified on the face thereof and in the applicable pricing supplement; and (4) in the case of floating rate notes that reset annually, the third Wednesday of one month of each year, as specified on the face thereof and in the applicable pricing supplement, and, in each case, at maturity. If any interest payment date, other than the maturity date, for any floating rate medium-term note is not a business day for such note, such interest payment date will be postponed to the next day that is a business day for such note, except that, in the case of a LIBOR note, if such business day is in the next succeeding calendar month, such interest payment date will be the immediately preceding London business day. If the maturity date for any floating rate medium-term note falls on a day that is not a business day, all payments to be made on such day with respect to such note will be made on the next day that is a business day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

     The rate of interest on each floating rate medium-term note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the interest reset date will be (1) in the case of floating rate notes which reset daily, each business day for such notes; (2) in the case of floating rate notes (other than treasury rate notes) which reset weekly, the Wednesday of each week; (3) in the case of treasury rate notes which reset weekly, the Tuesday of each week, except as provided below; (4) in the case of floating rate notes which reset monthly, the third Wednesday of each month; (5) in the case of floating rate notes which reset quarterly, the third Wednesday of each March, June, September and December; (6) in the case of floating notes which reset semiannually, the third Wednesday of each of two months of each year, as specified in the applicable pricing supplement; and (7) in the case of floating rate notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable pricing supplement. However, the interest rate in effect from the original issue date to but excluding the first interest reset date with respect to a floating rate note will be the initial interest rate (as specified in the applicable pricing supplement). If any interest reset date for any floating rate note is not a business day for such note, the interest reset date will be postponed to the next day that is a business day for such note, except that in the case of a LIBOR note, if such business day is in the next succeeding calendar month, such interest reset date will be the immediately preceding London business day. Each adjusted rate will be applicable on and after the interest reset date to which it relates to but excluding the next succeeding interest reset date or until maturity.

     The interest rate for each interest reset period will be the rate determined by the calculation agent on the calculation date pertaining to the interest rate determination date pertaining to the interest reset date for such interest reset period. Unless otherwise specified in the applicable pricing supplement, (1) the interest rate determination date pertaining to an interest reset date for a commercial paper rate note or a prime rate note will be the second business day immediately preceding such interest reset date, (2) the interest rate determination date pertaining to an interest reset date for a LIBOR note will be the second London business day immediately preceding such interest reset date, and (3) the interest rate determination date pertaining to an interest reset date for a treasury rate note will be the day of the week in which such interest reset date falls on which treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the treasury rate note interest rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any interest reset date for a treasury rate note, then such interest reset date will instead be the first business day immediately following such auction date. Unless otherwise specified in the applicable pricing supplement, the calculation date pertaining to any interest rate determination date will be the earlier of (1) the tenth calendar day after the interest rate determination date or, if such day is not a business day, the next day that is a business day, or (2) the business day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

     "Index maturity" means, with respect to a floating rate medium-term note, the period to the stated maturity of the instrument or obligation on which the interest rate formula of such floating rate note is calculated, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, each floating rate medium-term note will accrue interest from and including its original issue date at the rate determined as provided in such medium-term note and as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, payments of interest on any floating rate medium-term note with respect to any interest payment date will include interest accrued from and including the original issue date, or from and including the most recent interest payment date to which interest has been paid or duly provided for, but excluding the interest payment date or the maturity date. With respect to floating rate medium-term notes, accrued interest is calculated by multiplying the face amount of the note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the original issue date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of commercial paper rate notes, LIBOR notes and prime rate notes, or by the actual number of days in the year, in the case of treasury rate notes.

     The calculation agent will calculate the interest rate on the floating rate medium-term notes, as provided below. The trustee will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest rate determination date with respect to such medium-term note. For purposes of calculating the rate of interest payable on floating rate medium-term notes, we have entered into or will enter into an agreement with the calculation agent. The calculation agent's determination of any interest rate will be final and binding in the absence of manifest error.

 COMMERCIAL PAPER RATE NOTES

     Each commercial paper rate note will bear interest at the interest rate (calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any) specified in the commercial paper rate note and in the applicable pricing supplement.

     "Commercial paper rate" means, with respect to any interest rate determination date, the money market yield (calculated as described below) of the rate on such date for commercial paper having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the calculation date pertaining to such interest rate determination date, then the commercial paper rate with respect to such interest rate determination date will be the money market yield of the rate on such interest rate determination date for commercial paper having the index maturity specified in the applicable pricing supplement as published by the Federal Reserve Bank of New York in its daily statistical release

"Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such calculation date such rate is not published in either H.15(519) or Composite Quotations, then the commercial paper rate with respect to such interest rate determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such interest rate determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent for commercial paper having the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, the commercial paper rate with respect to such interest rate determination date will be the commercial paper rate in effect immediately prior to such interest rate determination date.

     "Money market yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                                       D x 360
             Money Market Yield = ----------------- x 100
                                    360 -- (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

 LIBOR NOTES

     Each LIBOR note will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, "LIBOR" means, with respect to any LIBOR interest rate determination date, the rate determined by the calculation agent in accordance with the following provisions:

     (1) With respect to any interest rate determination date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the medium-term note and the applicable pricing supplement, the arithmetic mean of the offered rates (unless the specified designated LIBOR page (as described below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in United States dollars having the index maturity specified in the medium-term note and the applicable pricing supplement, commencing on the second London business day immediately following such interest rate determination date, which appear on the designated LIBOR page specified in the medium-term note and the applicable pricing supplement as of 11:00 A.M., London time, on such interest rate determination date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such designated LIBOR page; or (b) if "LIBOR Telerate" is specified in the medium-term note and the applicable pricing supplement, the rate for deposits in United States dollars having the index maturity specified in the medium-term note and the applicable pricing supplement, commencing on the second London business day immediately following such interest rate determination date, which appears on the designated LIBOR page specified in the medium-term note and the applicable pricing supplement as of 11:00 A.M., London time, on such interest rate determination date. Notwithstanding the foregoing, if fewer than two offered rates appear on the designated LIBOR page with respect to LIBOR Reuters (unless the specified designated LIBOR page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the designated LIBOR page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to such interest rate determination date will be determined as if the parties had specified the rate described in clause
(2) below.

     (2) With respect to any interest rate determination date on which fewer than two offered rates appear on the designated LIBOR page with respect to LIBOR Reuters (unless the specified designated LIBOR page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the designated LIBOR page with respect to LIBOR Telerate, as the case may be, the calculation agent will request the principal London office of each of four major banks in the London interbank market selected by the calculation agent to provide the calculation agent with its offered rate quotation for deposits in United States dollars for the period of the index maturity specified in the medium-term note and the applicable pricing supplement, commencing on the second London business day immediately following such interest rate determination date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such interest rate determination date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR with respect to such interest rate determination date will be calculated by the calculation agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such interest rate determination date will be the arithmetic mean of the rates quoted as of 11:00 A.M. New York City time, on such interest rate determination date by three major banks in The City of New York selected by the calculation agent for loans in United States dollars to leading European banks, commencing on the second London business day immediately following such interest rate determination date having the index maturity specified in the medium-term note and the applicable pricing supplement in a principal amount that is representative for a single transaction in such United States dollars in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR with respect to such interest rate determination date will be LIBOR in effect immediately prior to such interest rate determination date.

     "Designated LIBOR page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for United States dollars (if LIBOR Reuters is specified in the medium-term note and the applicable pricing supplement), or (b) the display on the Moneyline Telerate Service for the purpose of displaying the London interbank rates of major banks for United States dollars (if LIBOR Telerate is specified in the medium-term note and the applicable pricing supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the medium-term note and the applicable pricing supplement, LIBOR for United States dollars will be determined as if LIBOR Telerate (and page 3750) had been chosen.

 PRIME RATE NOTES

     Each prime rate note will bear interest at the interest rate (calculated with reference to the prime rate and the spread and/or spread multiplier, if any) specified in the prime rate note and in the applicable pricing supplement.


     Unless otherwise specified in the applicable pricing supplement, "prime rate" means, with respect to any interest rate determination date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the calculation date pertaining to such interest rate determination date, then the prime rate with respect to such interest rate determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect with respect to such interest rate determination date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such interest rate determination date, the prime rate with respect to such interest rate determination date will be calculated by the calculation agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such interest rate determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent. If fewer than two quotations are provided, the prime rate with respect to such interest rate determination date will be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the calculation agent to provide such rate or rates; provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the prime rate with respect to such interest rate determination date will be the prime rate in effect immediately prior to such interest rate determination date.

     "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

 TREASURY RATE NOTES

     Each treasury rate note will bear interest at the interest rate (calculated with reference to the treasury rate and the spread and/or spread multiplier, if any) specified in the treasury rate note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, "treasury rate" means, with respect to any interest rate determination date, the rate resulting from the most recent auction of direct obligations of the United States ("treasury bills") having the index maturity specified in the applicable pricing supplement, as such rate is published in H.15(519) under the heading, "Treasury bills--auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the calculation date pertaining to such interest rate determination date, the average auction rate on such interest rate determination date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of treasury bills having the specified index maturity are not reported as provided above by 3:00 P.M., New York City time, on the calculation date pertaining to such interest rate determination date, or if no such auction is held in a particular week, then the treasury rate with respect to such interest rate determination date will be calculated by the calculation agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such interest rate determination date, of three leading primary U.S. government securities dealers selected by the calculation agent for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, the treasury rate with respect to such interest rate determination date will be the treasury rate in effect immediately prior to such interest rate determination date.

ORIGINAL ISSUE DISCOUNT NOTES

     We may from time to time offer original issue discount medium-term notes. An original issue discount note is (1) a medium-term note that has a "stated redemption price at maturity" that exceeds its "issue price" (each as defined for United States federal income tax purposes) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the original issue date to the stated maturity for such medium-term note (or, in the case of a medium-term note that provides for payment of any amount other than the "qualified stated interest" (as so defined) prior to maturity, the weighted average maturity of the medium-term note), or (2) any other medium-term note designated by us as issued with original issue discount for United States federal income tax purposes.

     The pricing supplement applicable to original issue discount notes may provide that holders of such notes will not receive periodic payments of interest. For purposes of determining whether holders of the requisite principal amount of medium-term notes outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of original issue discount notes will be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the stated maturity thereof as of the date of such determination. Unless otherwise specified in the applicable pricing supplement, the amount of principal that would be due and payable on an original issue discount note upon declaration of acceleration of the stated maturity thereof, or in the event of redemption or repayment thereof prior to the stated maturity thereof, will be the amortized face amount of such note as of the date of declaration, redemption or repayment, as the case may be. The amortized face amount of an original issue discount note will be the amount equal to (1) the principal amount of such note multiplied by the issue price of such note specified in the applicable pricing supplement plus (2) the portion of the difference between the dollar amount determined pursuant to the preceding clause (1) and the principal amount of such note that has accreted at the yield to maturity specified in the applicable pricing supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, as the case may be. In no event will the amortized face amount of an original issue discount note exceed the principal amount stated in such note.

AMORTIZING NOTES

     We may from time to time offer amortizing medium-term notes for which payments of principal and interest are made in installments over the life of the notes. Interest on each amortizing note will be computed as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, payments with respect to an amortizing note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each amortizing note will be attached to such medium-term note and to the applicable pricing supplement and will be available, upon request, to subsequent holders.

RESET NOTES

     The pricing supplement relating to each medium-term note will indicate whether we have the option with respect to such medium-term note to reset the interest rate, in the case of a fixed rate note, or to reset the spread and/or spread multiplier, in the case of a floating rate medium-term note, and, if so,
(1) the date or dates on which such interest rate or such spread and/or spread multiplier, as the case may be, may be reset, and (2) the formula, if any, for such resetting.

     We may exercise such option with respect to a medium-term note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days prior to an optional interest reset date for such medium-term note. If we so notify the trustee of such exercise, the trustee will send not later than 40 calendar days prior to such optional interest reset date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the holder of such note a notice indicating (1) that we have elected to reset the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, (2) such new interest rate or such new spread and/or spread multiplier, as the case may be, and (3) the provisions, if any, for redemption of such medium-term note during the period from such optional interest reset date to the next optional interest reset date or, if there is no such next optional interest reset date, to the stated maturity of such medium-term note, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an optional interest reset date for a medium-term note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, provided for in the reset notice and establish a higher interest rate, in the case of a fixed rate note, or a spread and/or spread multiplier resulting in a higher interest rate, in the case of a floating rate note, for the subsequent interest period commencing on such optional interest reset date by causing the trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or spread and/or spread multiplier resulting in a higher interest rate, as the case may be, to the holder of such medium-term note. Such notice will be irrevocable. All medium-term notes with respect to which the interest rate or spread and/or spread multiplier is reset on an optional interest reset date to a higher interest rate or spread and/or spread multiplier resulting in a higher interest rate will bear such higher interest rate, in the case of a fixed rate note, or spread and/or spread multiplier resulting in a higher interest rate, in the case of a floating rate note, whether or not tendered for repayment as provided in the next paragraph.

     If we elect prior to an optional interest reset date to reset the interest rate or the spread and/or spread multiplier of a medium-term note, the holder of such medium-term note will have the option to elect repayment of such medium-term note, in whole but not in part, by us on such optional interest reset date at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such optional interest reset date. In order for a medium-term note to be so repaid on an optional interest reset date, the holder thereof must follow the procedures set forth in the attached prospectus under "Redemption and Repayment" for optional repayment, except that the period for delivery of such medium-term note or notification to the trustee will be at least 25 but not more than 35 calendar days prior to such optional interest reset date. A holder who has tendered a medium-term note for repayment following receipt of a reset notice may revoke such tender for repayment by written notice to the trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such optional interest reset date.

EXTENSION OF MATURITY

     The pricing supplement relating to each medium-term note will indicate whether we have the option to extend the stated maturity date of such medium term note for one or more periods of from one to five whole years up to but not beyond the final maturity date specified in such pricing supplement.

     We may exercise our option to extend the stated maturity date with respect to a medium-term note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days prior to the current stated maturity date of such medium-term note (including, if such stated maturity date has previously been extended, the stated maturity as previously extended) in effect prior to the exercise of such option. If we so notify the trustee of such exercise, the trustee will send not later than 40 calendar days prior to the current stated maturity date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the holder of such medium-term note a notice relating to such extension, indicating (1) that we have elected to extend the stated maturity of such medium-term note, (2) the new stated maturity date, (3) in the case of a fixed rate note, the interest rate applicable to the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable to the extension period, and (4) the provisions, if any, for redemption of such medium-term note during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the extension period. Upon the sending by the trustee of an extension notice to the holder of a medium-term note, the stated maturity of such medium-term note will be extended automatically, and, except as modified by the extension notice and as described in the next two paragraphs, such medium-term note will have the same terms as prior to the sending of such extension notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the current stated maturity date for a medium-term note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, provided for in the applicable extension notice and establish a higher interest rate, in the case of a fixed rate note, or a spread and/or spread multiplier resulting in a higher interest rate, in the case of a floating rate note, for the extension period by causing the trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or spread and/or spread multiplier resulting in a higher interest rate, as the case may be, to the holder of such medium-term note. Such notice will be irrevocable. All medium-term notes with respect to which the stated maturity is extended will bear such higher interest rate, in the case of a fixed rate note, or spread and/or spread multiplier resulting in a higher interest rate, in the case of a floating rate note, for the extension period, whether or not tendered for repayment as provided in the next paragraph.

     If we extend the stated maturity of a medium-term note (including, if such stated maturity has previously been extended, the stated maturity as previously extended), the holder of such medium-term note will have the option to elect repayment of such note, in whole but not in part, by us on the current stated maturity date (including the last day of the then current extension period, if any) at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such date. In order for a medium-term note to be so repaid on the current stated maturity date, the holder thereof must follow the procedures set forth in the attached prospectus under "Redemption and Repayment" for optional repayment, except that the period for delivery of such medium-term note or notification to the trustee will be at least 25 but not more than 35 calendar days prior to the current stated maturity date. A holder who has tendered a medium-term note for repayment following receipt of an extension notice may revoke such tender for repayment by written notice to the trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the current stated maturity date.

RENEWABLE NOTES

     The applicable pricing supplement will indicate whether a medium-term note (other than an amortizing note) will mature at its current stated maturity date unless the term of all or any portion of any such note is renewed by the holder in accordance with the procedures described in such pricing supplement.

COMBINATION OF PROVISIONS

     If so specified in the applicable pricing supplement, any medium-term note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

     Unless otherwise specified in the applicable pricing supplement, (1) the medium-term notes will not be subject to a sinking fund and (2) we will not be required to redeem the medium-term notes prior to the stated maturity upon the occurrence of specified events.

     If so specified in the applicable pricing supplement, the medium-term notes will be subject to redemption prior to the stated maturity at our option on the date or dates and at the prices specified in the applicable pricing supplement. The selection of notes or portions thereof to be redeemed prior to the stated maturity will be in our sole discretion.

     If so specified in the applicable pricing supplement, the medium-term notes will be repayable prior to the stated maturity at the option of the holders, in whole or in part, on the date or dates and at the prices specified in the applicable pricing supplement.

     The terms generally applicable to redemptions and repayments of medium-term notes prior to maturity are described under "Redemption and Repayment" in the attached prospectus.

REPURCHASE

     We may at any time purchase medium-term notes at any price or prices in the open market or otherwise. Medium-term notes so purchased by us may be held or resold or, at our discretion, may be surrendered to the trustee for cancellation.

OTHER PROVISIONS

     Any provisions with respect to the determination of an interest rate basis, the specifications of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at maturity on, any medium-term note, its interest payment dates or any other matter relating thereto may be modified by the terms as specified on the face of such medium-term note, or in an annex relating thereto if so specified on the face thereof, and/or in the applicable pricing supplement.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain material United States federal income tax consequences expected to result from the purchase, ownership and disposition of medium-term notes to beneficial owners ("holders") of medium-term notes purchasing medium-term notes at their original issuance for cash. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Any such change may apply retroactively. We cannot assure you that the Internal Revenue Service ("IRS") will agree with the conclusions in this summary, and we have not sought and will not seek a ruling from the IRS on the expected federal income tax consequences described in this summary. Based on the facts and other information set forth in the attached prospectus and this prospectus supplement and subject to the limitations set forth in this prospectus supplement, it is the opinion of Latham & Watkins LLP that the statements under this heading "United States Federal Income Tax Consequences," insofar as they purport to summarize certain provisions of specific statutes and regulations referred to herein, are accurate summaries in all material respects.

     This summary only applies to those holders holding medium-term notes as capital assets within the meaning of Section 1221 of the Code and assumes that the medium-term notes will be properly treated as indebtedness for United States federal income tax purposes. It does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules (including, without limitation, pension plans and other tax-exempt investors, persons who are subject to alternative minimum tax, banks, thrifts, insurance companies, real estate investment trusts, "S" corporations, expatriates, regulated investment companies, brokers, dealers or traders in securities or commodities, persons whose functional currency is other than the United States dollar, and persons who hold medium-term notes as part of a straddle, hedging, conversion or other integrated transaction).

     Persons considering the purchase of medium-term notes should consult their tax advisors with regard to the application of United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in medium-term notes.

     YOU ARE URGED TO CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOUR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE MEDIUM-TERM NOTES.

     As used herein, the term "United States Holder" means a beneficial owner of a medium-term note who or which is, for United States federal income tax purposes, either (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state or political subdivision thereof, including the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (1) the administration over which a United States court can exercise primary supervision and (2) all of the substantial decisions of which one or more United States persons have the authority to control, and other types of trusts considered United States persons for federal income tax purposes. A "Non-United States Holder" is a holder of a medium-term note that is not a United States Holder.

     The tax consequences to a partner in a partnership holding the medium-term notes generally depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisors as to such tax consequences.

UNITED STATES HOLDERS

TAXATION OF INTEREST

     The taxation of interest on a medium-term note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a medium-term note that constitutes qualified stated interest is includible in a United States Holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States Holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a medium-term note with a maturity of one year or less from its issue date (a "Short-Term Note") or on a medium-term note that is a Contingent Note (defined below) is included in a United States Holder's income under the rules described below under "Short-Term Note" or "Original Issue Discount--Floating Rate Notes that are not VRDIs," respectively.

 FIXED RATE NOTES

     Interest on a fixed rate note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate.

 FLOATING RATE NOTES

     Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute "qualified stated interest" if the medium-term note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the medium-term note is a VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount--Floating Rate Notes that are VRDIs," below.

 DEFINITION OF VARIABLE RATE DEBT INSTRUMENT (VRDI), QUALIFIED FLOATING RATE AND OBJECTIVE RATE

     A medium-term note is a VRDI if all of the four following conditions are met. First, the "issue price" of the medium-term note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a medium-term note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

     Second, the medium-term note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

     Third, the medium-term note must provide that a qualified floating rate or objective rate in effect at any time during the term of the medium-term note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Fourth, the medium-term note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

     Subject to certain exceptions, a variable rate of interest on a medium-term note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in United States dollars. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a spread multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a spread). If the variable rate equals the product of an otherwise qualified floating rate and a single spread multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the medium-term note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the medium-term note).

     Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). Notwithstanding the first sentence of this paragraph, a rate on a medium-term note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the medium-term note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the medium-term note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

     If interest on a medium-term note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

ORIGINAL ISSUE DISCOUNT

     Original issue discount ("OID") with respect to a medium-term note is the excess, if any, of the medium-term note's "stated redemption price at maturity" over the medium-term note's "issue price." A medium-term note's "stated redemption price at maturity" is the sum of all payments provided by the medium-term note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a medium-term note is the first price at which a substantial amount of the medium-term notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

     As described more fully below, United States Holders of medium-term notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States Holder's tax basis in a medium-term note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

     The amount of OID with respect to a medium-term note will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a medium-term note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of OID with respect to a medium-term note is less than that amount, such de minimis OID that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount includible in income with respect to a principal payment equals the product of the total amount of de minimis OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the medium-term note.

 FIXED RATE NOTES

     In the case of OID with respect to a fixed rate note, the amount of OID includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the medium-term note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the medium-term note (including payments of qualified stated interest), produces an amount equal to the issue price of the medium-term note. The yield to maturity is constant over the term of the medium-term note and, when expressed as a percentage, must be calculated to at least two decimal places.

     Second, the term of the medium-term note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the medium-term note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day or the first day of an accrual period.

     Third, the total amount of OID on the medium-term note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the medium-term note at the beginning of the accrual period and the yield to maturity of the medium-term note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a medium-term note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the medium-term note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the medium-term note other than a payment of qualified stated interest.

     Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

     A United States Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held medium-term notes. In general, under the constant yield method described above, United States Holders will be required to include in income increasingly greater amounts of OID in successive accrual periods.

 FLOATING RATE NOTES THAT ARE VRDIS

     The taxation of OID (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the medium-term note is a "VRDI," as that term is defined above under "Taxation of Interest--Definition of Variable Rate Debt Instrument (VRDI), Qualified Floating Rate and Objective Rate."

     In the case of a VRDI that provides for interest at a single variable rate, the amount of qualified stated interest and the amount of OID, if any, includible in income during a taxable year are determined under the rules applicable to fixed rate notes (described above) by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the fixed rate that reflects the yield that is reasonably expected for the medium-term note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

     If a medium-term note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

     First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate (other than a fixed rate that is treated as, together with a variable rate, a single qualified floating rate or objective rate), replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

     Second, determine the fixed rate substitute for each variable rate provided by the medium-term note. The fixed rate substitute for each qualified floating rate provided by the medium-term note is the value of that qualified floating rate on the issue date. If the medium-term note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the medium-term note.

     Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the medium-term note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the medium-term note.

     Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules (described above) for fixed rate notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--Fixed Rate Notes," above.

     Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

 FLOATING RATE NOTES THAT ARE NOT VRDIS

     Floating rate medium-term notes that are not VRDIs ("Contingent Notes") will generally be taxable under the rules applicable to contingent payment debt instruments (the "Contingent Debt Regulations"), as follows. First, we are required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but not less than the applicable federal rate announced monthly by the IRS (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

     Second, solely for tax purposes, we construct a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

     Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

     Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a taxable year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

     We are required to provide each holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a United States Holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the IRS, the United States Holder must make such disclosure on a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

     In general, any gain realized by a United States Holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note. In addition, special rules apply if there are no remaining contingent payments on the Contingent Note.

 OTHER RULES

     Certain medium-term notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such medium-term notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such medium-term notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased medium-term note.

MARKET DISCOUNT

     If a United States Holder acquires a medium-term note having a maturity date of more than one year from the date of its issuance and has a tax basis in the medium-term note that is, in the case of a medium-term note that does not have OID, less than its stated redemption price at maturity, or, in the case of a medium-term note that has OID, less than its "revised issue price", the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

     Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a medium-term note that has OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a medium-term note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income by the United States Holder as if such holder had sold the medium-term note at its then fair market value.

     In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

     With respect to medium-term notes with market discount, a United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such medium-term notes. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the IRS. A United States Holder's tax basis in a medium-term note will be increased by the amount of market discount included in such holder's income under such an election.

     In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is less than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such medium-term notes.

PREMIUM AND ACQUISITION PREMIUM

     If a United States Holder purchases a medium-term note for an amount in excess of the sum of all amounts payable on the medium-term note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any OID in income. Generally, a United States Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the medium-term note (where such note is not redeemable prior to its maturity date). In the case of medium-term notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States Holder will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce such holder's tax basis in the medium-term note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.

     If a United States Holder purchases a medium-term note issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A medium-term note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the medium-term note after the purchase date other than payments of qualified stated interest and (b) greater than the medium-term note's "adjusted issue price" (as described above under "Original Issue Discount--Fixed Rate Notes").

     If a medium-term note is purchased at an acquisition premium, the United States Holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the medium-term note immediately after its acquisition by the purchaser over the adjusted issue price of the medium-term note and the denominator of which is the excess of the sum of all amounts payable on the medium-term note after the purchase date, other than payments of qualified stated interest, over the medium-term note's adjusted issue price.

     As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the United States Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

     In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is greater than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of such rules to such medium-term notes.

SHORT-TERM NOTES

     In the case of a Short-Term Note, no interest is treated as qualified stated interest. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Note on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding.

     Any other United States Holder of a Short-Term Note is not required to accrue OID for federal income tax purposes, unless it elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such holder's income on such a note.

ELECTION TO TREAT ALL INTEREST AS OID

     United States Holders may elect to include in gross income all interest that accrues on a medium-term note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a medium-term note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a medium-term note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS. A United States Holder's tax basis in a medium-term note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

     If so specified in an applicable pricing supplement relating to a medium-term note, we or a holder may have the option to extend the maturity of or renew such note. See "Description of Medium-Term Notes--Extension of Maturity" and "Description of Medium-Term Notes--Renewable Notes" described above. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier with respect to a medium-term note. See "Description of Medium-Term Notes--Reset Notes," above. The treatment of a United States Holder of medium-term notes to which such options apply will depend, in part, on the terms we establish for such medium-term notes pursuant to the exercise of such option by us or a holder. Upon the exercise of any such option, the United States Holder of such medium-term notes may be treated for federal income tax purposes as having exchanged such medium-term notes (the "Old Notes") for new medium-term notes with revised terms (the "New Notes"). If such holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

     Treasury Regulations promulgated under Section 1001 of the Code (the "Section 1001 Regulations"), generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for extendible notes, renewable notes and reset notes will create a deemed exchange of Old Notes for New Notes if such exercise modifies such terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the Section 1001 Regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Section 1001 Regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Section 1001 Regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral. In addition, a change of terms pursuant to a unilateral option of an issuer is generally not treated as a "modification".

     If the exercise of the option by us or a holder is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder will recognize gain or loss equal to the difference between the issue price of the New Notes and such holder's tax basis in the Old Notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States Holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered.

     The presence of such options may also affect the calculation of interest income and OID, among other things. For purposes of determining the yield and maturity of a medium-term note, if we have an unconditional option or combination of options to require payments to be made on the medium-term note under an alternative payment schedule or schedules (e.g., an option to extend or an option to call the medium-term note at a fixed premium), we will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the medium-term note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise such option or combination of options in a manner that maximizes the yield on such note. If both we and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of such option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of OID, the yield and maturity of the medium-term note are redetermined by treating the medium-term note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. Depending on the terms of the options described above, the presence of such options may instead cause the medium-term notes to be taxable as Contingent Notes. See "Original Issue Discount--Floating Rates that are not VRDIs."

     THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF SUCH MEDIUM-TERM NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF SUCH MEDIUM-TERM NOTES AND, ACCORDINGLY, PERSONS CONSIDERING THE PURCHASE OF SUCH MEDIUM-TERM NOTES ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF SUCH MEDIUM-TERM NOTES.

SALE OR EXCHANGE OF NOTES

     A United States Holder generally will recognize gain or loss upon the sale or exchange of a medium-term note equal to the difference between the amount realized upon such sale or exchange and the United States Holder's adjusted basis in the medium-term note. Such adjusted basis in the medium-term note generally will equal the cost of the medium-term note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the medium-term note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States Holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the medium-term note was held as a capital asset, except as provided under "Market Discount," "Short-Term Note" and "Original Issue Discount--Floating Rate Notes that are not VRDIs," above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note. For non-corporate taxpayers, capital gain realized on the disposition of an asset (including a medium-term note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a medium-term note) held for not more than one year is taxed at the rates applicable to ordinary income. The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

NON-UNITED STATES HOLDERS

 PAYMENT OF INTEREST

     Generally, interest income (including OID) of a Non-United States Holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower treaty rate). However, interest paid on a medium-term note by us or our paying agent to a Non-United States Holder will qualify for the "portfolio interest exemption" and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-United States Holder and the Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) is not a bank which acquired the medium-term notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (iv) either (A) provides to us or our paying agent an IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that certifies as to its status as a Non-United States Holder and provides its name and address, or (B) is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and provides a statement to us or our paying agent under penalties of perjury in which it certifies that an IRS Form W-8BEN (or a suitable substitute form) has been received by it from the Non-United States Holder or qualifying intermediary and furnishes us or our paying agent with a copy thereof.

     Except to the extent that an applicable treaty otherwise provides, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest if the interest income is effectively connected with a United States trade or business of the Non-United States Holder. Effectively connected interest received by a corporate Non-United States Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8ECI to us or our paying agent.

 SALE OR EXCHANGE OF NOTES

     A Non-United States Holder of a medium-term note generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale or exchange of the note unless (i) the gain is effectively connected with a United States trade or business of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

 UNITED STATES HOLDERS

     Under section 3406 of the Code and applicable Treasury regulations, a United States Holder of a medium-term note may be subject to backup withholding at the rate of up to 31% with respect to "reportable payments" unless the holder
(1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. "Reportable payments" include (i) interest payments (including OID), (ii) under some circumstances, principal payments on the medium-term notes, and (iii) certain proceeds of a taxable sale or exchange of the medium-term notes. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a taxpayer identification number (TIN) to the payor in the manner required by the Code and applicable Treasury regulations, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in section 3406(c) of the Code, or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. In such event, the payor will be required to withhold an amount of up to 31% from any interest payment made with respect to the United States Holder's medium-term notes, any payment to the United States Holder of proceeds of a taxable sale or exchange of the medium-term notes, or any other "reportable payments." Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States Holder's United States federal income tax liabilities, so long as the required information is provided timely to the IRS. The payor will report to United States Holders of the medium-term notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on the medium-term notes. A United States Holder of medium-term notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS.

 NON-UNITED STATES HOLDERS

     No backup withholding or information reporting will generally be required with respect to interest on medium-term notes paid to Non-United States Holders if the beneficial owner of the medium-term note provides a statement described above in "Non-United States Holders--Payment of Interest" or the holder is an exempt recipient and, in each case, the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a medium-term note effected outside of the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), but information reporting will apply if such broker (i) is a United States person, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation for United States federal income tax purposes or (iv) is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii) or (iv) of the preceding sentence will not be subject to information reporting requirements if such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the medium-term note provides the statement described above in "Non-United States Holders--Payment of Interest" or otherwise establishes an exemption.

     Non-United States Holders of medium-term notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment to a Non-United States Holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is furnished timely to the IRS.

     THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT WITH HIS OR HER TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE MEDIUM-TERM NOTES, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER JURISDICTION.

                             PLAN OF DISTRIBUTION

GENERAL INFORMATION

     Unless otherwise specified in the applicable pricing supplement, we will sell medium-term notes at 100% of their principal amount.

     We may sell the medium-term notes in and/or outside of the United States using one or more of the following distribution methods:

    o  sales of medium-term notes directly to investors on our own behalf;

    o sales of medium-term notes to one or more underwriters for their own account that will resell the medium-term notes at a fixed public offering price or at varying prices determined at the time of the sale; or

    o sales of medium-term notes through one or more agents that will sell the medium-term notes on our behalf.

     The names of, and the compensation paid to, any underwriters or agents will be specified in the applicable pricing supplement. After any initial offering of medium-term notes by underwriters, the offering price (in the case of medium-term notes resold at a fixed offering price), any concession and the discount may be changed.

     We reserve the right to withdraw, cancel or modify any offer to sell medium-term notes at any time without notice.

     The underwriters, if any, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the medium-term notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the distributors of the medium-term notes to reclaim a selling concession from a syndicate member when the medium-term notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the medium-term notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

DISTRIBUTION AGREEMENT

     We will enter into a distribution agreement with Lehman Brothers Inc., Banc One Capital Markets, Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp., BNY Capital Markets, Inc., Commerzbank Capital Markets Corp., Credit Suisse First Boston Corporation and U.S. Bancorp Piper Jaffrey Inc., as Agents. We can also add additional persons as Agents under the distribution agreement. The Agents will agree in the distribution agreement to act as our agents with respect to the sale of the medium-term notes and to use their reasonable best efforts to solicit offers to purchase medium-term notes. We will pay a commission in an amount to be agreed upon by us and the Agents for each medium-term note sold through an Agent. We will have the sole right to accept offers to purchase medium-term notes and may reject any offer in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase medium-term notes received by the Agent. The Agents for any issuance of medium-term notes will be specified in the applicable pricing supplement.

     We may also sell medium-term notes to one or more Agents, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers acting as principal for purposes of the resale. The medium-term notes may be resold by the applicable Agents either (1) at varying prices related to prevailing market prices at the time of resale, as determined by the applicable Agents, or (2) if so agreed, at a fixed offering price. Unless otherwise specified in the applicable pricing supplement, if any medium-term note is resold by an Agent to any broker-dealer at a discount, the discount will not be in excess of the discount or commission received by the Agent from us. In addition, unless otherwise specified in the applicable pricing supplement, any medium-term note purchased by an Agent as principal will be purchased at 100% of the principal amount less a percentage equal to the commission which would be applicable to any agency sale of a medium-term note having an identical stated maturity.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. We will agree to indemnify the Agents against liabilities specified in the distribution agreement, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect of these liabilities. We will also agree in the distribution agreement to reimburse the Agents for their expenses, including the fees and expenses of counsel to the Agents.

     We have been advised by the Agents that they may from time to time purchase and sell the medium-term notes in the secondary market. However, they are not obligated to do so. We cannot assure you that there will be a secondary market for the medium-term notes or that there will be liquidity in the secondary market if one does develop. At this time we do not plan to list the medium-term notes on any securities exchange.

     The Agents and their affiliates may engage in transactions with, and perform other services for, us in the ordinary course of business. The Bank of New York, which serves as the trustee under the indenture, is an affiliate of BNY Capital Markets, Inc., which is one of the Agents.

     The distribution agreement will not in any way prohibit us from selling the medium-term notes directly to investors on our own behalf, through agents other than the Agents or to underwriters other than the Agents.

                                 LEGAL MATTERS

     The legality of the medium-term notes will be passed upon for us by Paul
J. Leighton, our Vice President and Assistant General Counsel, and by Latham & Watkins LLP, and for the Agents by Chadbourne & Parke LLP. Latham & Watkins LLP and Chadbourne & Parke LLP may rely on the opinion of Mr. Leighton as to matters of Iowa law. Latham & Watkins LLP and Chadbourne & Parke LLP regularly serve as special counsel to us and to our affiliates on various matters. Mr. Leighton is an officer and full-time employee of ours.

PROSPECTUS



                                  $600,000,000

                          MIDAMERICAN ENERGY COMPANY

                      Debt Securities and Preferred Stock

                                 ------------

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 5.

                                 ------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.















               The date of this prospectus is December 30, 2002.

                                 ------------

                               TABLE OF CONTENTS


                                                       PAGE
                                                       -----
ABOUT THIS PROSPECTUS ...............................    1

WHERE YOU CAN FIND MORE
   INFORMATION ......................................    1

FORWARD-LOOKING STATEMENTS ..........................    2

MIDAMERICAN ENERGY COMPANY ..........................    3

RATIO OF EARNINGS TO FIXED
   CHARGES ..........................................    3

RATIO OF EARNINGS TO FIXED CHARGES
   PLUS PREFERRED STOCK DIVIDEND
   REQUIREMENTS .....................................    4


                                                       PAGE
                                                       -----
RISK FACTORS ........................................    5

USE OF PROCEEDS .....................................    9

DESCRIPTION OF DEBT SECURITIES ......................    9

DESCRIPTION OF CAPITAL STOCK ........................   15

PLAN OF DISTRIBUTION ................................   17

LEGAL MATTERS .......................................   18

EXPERTS .............................................   18

                                 ------------

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus, either separately or in units, in one or more offerings with a total initial offering price of up to $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the public reference rooms. You may also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's web site at http://www.sec.gov.

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission relating to the securities described in this prospectus. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., in Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates. You may also access the registration statement at the Securities and Exchange Commission's web site described above.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the Securities and Exchange Commission in the future will automatically update and supersede this information. We incorporate by reference, among others, the documents listed below and any filings made by us with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and until the time that we sell all the securities described in this prospectus.

       1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and


       2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                                   Treasurer
                           MidAmerican Energy Company
                                666 Grand Avenue
                             Des Moines, Iowa 50309
                                 (515) 242-4300

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast," and similar terms. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others:

    o general economic and business conditions in the United States as a whole and in the midwestern United States, and our service territory in particular;

    o governmental, statutory, regulatory or administrative initiatives affecting us or the United States electric or gas utility industries;

    o  weather effects on sales and revenues;

    o  general industry trends;

    o increased competition in the power generation and electric or gas utility industries;

    o  fuel and power costs and availability;

    o  changes in business strategy, development plans or vendor relationships;

    o  availability, term and deployment of capital;

    o  availability of qualified personnel;

    o  risks relating to nuclear generation;

    o financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight; and

    o other business or investment considerations that may be disclosed from time to time in our Securities and Exchange Commission filings or in other publicly disseminated written documents.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

                          MIDAMERICAN ENERGY COMPANY

     We are a public utility company headquartered in Des Moines, Iowa and incorporated in the State of Iowa. We were formed on July 1, 1995 as a result of the merger of Iowa-Illinois Gas and Electric Company, Midwest Resources Inc. and Midwest Power Systems Inc. We are an indirect wholly owned subsidiary of MidAmerican Energy Holdings Company, a privately owned global energy company with publicly traded fixed income securities.

     We are principally engaged in the business of generating, transmitting, distributing and selling electric energy and in distributing, selling and transporting natural gas. We distribute electricity at retail in Iowa, Illinois and South Dakota and distribute natural gas at retail in Iowa, Illinois, Nebraska and South Dakota. In addition to retail sales, we sell electric energy and natural gas to other utilities, marketers and municipalities outside of our delivery system, and transport natural gas through our distribution system for a number of end-use customers who have independently secured their supply of natural gas.

     Our headquarters and principal executive offices are located at 666 Grand Avenue, Des Moines, Iowa 50309. Our telephone number is (515) 242-4300.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                                ------------------------------------------------------  NINE MONTHS ENDED
                                                   1997       1998       1999       2000       2001     SEPTEMBER 30, 2002
                                                ---------- ---------- ---------- ---------- ---------- -------------------
Ratio of earnings to fixed charges(1) .........     3.10x      3.07x      3.54x      4.52x      4.43x          5.30x
Ratio of earnings to fixed charges and Cooper
 Nuclear Station debt service(2) ..............     3.02x      3.01x      3.46x      4.45x      4.36x          5.29x

----------
(1) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of net income from continuing operations before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. "Fixed charges" consist of interest charges and the estimated interest component of rentals.

(2) Ratios of earnings to fixed charges and Cooper Nuclear Station debt service have been calculated including our portion of the net interest component of the payments to Nebraska Public Power District under a long-term contract for one-half of the capacity from the Cooper Nuclear Station.

                      RATIO OF EARNINGS TO FIXED CHARGES
                  PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS


     The following table sets forth the ratio of our earnings to our fixed charges plus preferred stock dividend requirements for the periods indicated.

                                                              TWELVE MONTHS ENDED DECEMBER 31,
                                                   ------------------------------------------------------  NINE MONTHS ENDED
                                                      1997       1998       1999       2000       2001     SEPTEMBER 30, 2002
                                                   ---------- ---------- ---------- ---------- ---------- -------------------
Ratio of earnings to fixed charges plus preferred
 stock dividend requirements(1) ..................     2.80x      2.82x      3.22x      4.09x      4.02x          4.92x
Ratio of earnings to fixed charges and Cooper
 Nuclear Station debt service plus preferred stock
 dividend requirements(2) ........................     2.73x      2.77x      3.16x      4.04x      3.97x          4.91x

----------
(1) For purposes of computing the ratio of earnings to fixed charges plus preferred stock dividend requirements, "earnings" consist of net income from continuing operations before interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. "Fixed charges" consist of interest charges and the estimated interest component of rentals. "Preferred stock dividend requirements" represent the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock.

(2) Ratios of earnings to fixed charges and Cooper Nuclear Station debt service plus preferred stock dividend requirements have been calculated including our portion of the net interest component of the payments to Nebraska Public Power District under a long-term contract for one-half of the capacity from the Cooper Nuclear Station.

                                  RISK FACTORS

     Before you invest in any of the securities described in this prospectus, you should be aware of the significant risks described below. You should carefully consider these risks, together with all of the other information included in this prospectus, the accompanying prospectus supplement and the information incorporated by reference, before you decide to purchase our securities.

     WE ARE ACTIVELY DEVELOPING AND CONSTRUCTING NEW FACILITIES, THE COMPLETION AND EXPECTED COST OF WHICH IS SUBJECT TO SIGNIFICANT RISK.

     We are developing and constructing two new electric generating plants in Iowa, and in the future we expect to pursue the development, construction, ownership and operation of additional new or expanded facilities, the completion of any of which is subject to substantial risk and may expose us to significant costs. We cannot assure you that our development or construction efforts on any particular project, or our efforts generally, will be successful. Also, a proposed new or expanded facility may cost more than planned to complete, and such excess costs, if found to be imprudent, may not be recoverable in rates. The inability to avoid unsuccessful projects or to recover any excess costs may materially affect our business, financial position, results of operations and ability to service the securities.

     WE ARE SUBJECT TO OPERATING UNCERTAINTIES WHICH MAY ADVERSELY AFFECT OUR FINANCIAL POSITION, RESULTS OF OPERATIONS AND ABILITY TO SERVICE THE SECURITIES.

     The operation of a complex electric and gas utility (including generating, transmission and distribution systems) involves many operating uncertainties and events beyond our control. Operating risks include the breakdown or failure of power generation equipment, compressors, pipelines, transmission and distribution lines or other equipment or processes, fuel interruption, performance below expected levels of output, capacity or efficiency, operator error and catastrophic events such as severe storms, fires, earthquakes or explosions. A casualty occurrence might result in injury or loss of life, extensive property damage or environmental damage. Our revenues and expenses may also be adversely affected by general economic, business, regulatory and weather conditions. The realization of any of these risks could significantly reduce or eliminate our revenues or significantly increase our expenses, thereby adversely affecting our financial position, results of operations and ability to service the securities.

     We currently possess property, business interruption, catastrophic and general liability insurance, but proceeds from such insurance coverage may not be adequate for all liabilities incurred, lost revenue or increased expenses. Moreover, such insurance may not be available in the future at commercially reasonable costs and on commercially reasonable terms. Changes in the insurance markets subsequent to the September 11, 2001 terrorist attacks have made it more difficult for us to obtain certain types of coverage. There can be no assurance that we will be able to obtain the levels or types of insurance we would otherwise have obtained prior to these market changes or that the insurance coverage we do obtain will not contain large deductibles or fail to cover certain hazards or that it will otherwise cover all potential losses.

     ACTS OF SABOTAGE AND TERRORISM AIMED AT OUR FACILITIES COULD ADVERSELY EFFECT OUR BUSINESS.

     Since the September 11, 2001 terrorist attacks, the United States government has issued warnings that energy assets, specifically our nation's electric utility infrastructure, may be the future targets of terrorist organizations. These developments have subjected our operations to increased risks. Any future acts of sabotage or terrorism aimed at our facilities, or those of our customers, could have a material adverse effect on our business, financial condition, results of operations and ability to service the securities. Any resulting acts of war or the threat of war as a result of such terrorist attacks could adversely affect the economy and energy consumption. Instability in the financial markets as a result of terrorism or war could also materially adversely affect our ability to raise capital.

     WE ARE SUBJECT TO COMPREHENSIVE ENERGY REGULATION AND CHANGES IN REGULATION AND RATES MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND ABILITY TO SERVICE THE SECURITIES.

     We are subject to comprehensive regulation by various United States federal, state and local regulatory agencies, all of which significantly influences our operating environment, our rates, our capital structure, our costs and our ability to recover our costs from customers. These regulatory agencies include, among others, the Federal Energy Regulatory Commission, or the FERC, the Environmental Protection Agency, the Nuclear Regulatory Commission, the Iowa Utilities Board, or the IUB, the Illinois Commerce Commission, other state utility boards and numerous local agencies. The FERC has jurisdiction over, among other things, wholesale rates for electric transmission service and electric energy sold in interstate commerce. United States federal, state and local agencies also have jurisdiction over many of our other activities. The utility commissions in the states where we operate regulate many aspects of our operations including siting and construction of facilities, customer service and the rates that we can charge customers.

     The structure of federal and state energy regulation is currently undergoing change and has in the past, and may in the future, be the subject of various challenges, initiatives and restructuring proposals by policy makers, utilities and other industry participants. In addition to Congressional initiatives, many states are implementing or considering regulatory initiatives designed to increase competition in the domestic power generation industry and increase access to electric utilities' transmission and distribution systems for independent power producers and electricity consumers. The implementation of regulatory changes in response to such challenges, initiatives and restructuring proposals could result in the imposition of more comprehensive or stringent requirements on us or other industry participants, which would result in increased compliance costs and could have a material adverse effect on our business, financial condition, results of operations and ability to service the securities.

     We are unable to predict the impact on our operating results from the future regulatory activities of any of these agencies or the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended. Changes in regulations or the imposition of additional regulations could have a material adverse impact on our results of operations. Recent developments, events and uncertainties which have impacted or could impact our businesses are described below.

     On July 31, 2002, the FERC issued a notice of proposed rulemaking with respect to Standard Market Design for the electric industry. The FERC has characterized the proposal as portending "sweeping changes" to the use and expansion of the interstate transmission and wholesale bulk power systems in the United States. The proposal includes numerous proposed changes to the current regulation of transmission and generation facilities designed "to promote economic efficiency" and replace the "obsolete patchwork we have today," according to the FERC Chairman. The final rule, if adopted as currently proposed, would require all public utilities operating transmission facilities subject to the FERC jurisdiction to file revised open access transmission tariffs that would require changes to the basic services these public utilities currently provide. The proposed rule may impact the pricing of our electricity and transmission products. The FERC does not envision that a final rule will be fully implemented until September 30, 2004. We are still evaluating the proposed rule, and we believe that the final rule could vary considerably from the initial proposal. Accordingly, we are presently unable to quantify the likely impact of the proposed rule on us.

     The state utility regulatory environment has to date, in general, given us an exclusive right to serve retail electricity customers within our primary service territory in Iowa and, in turn, the obligation to provide electric service to those customers. There can be no assurance that there will not be a change in legislation or regulation in Iowa or in any of the other states in which we operate to allow retail competition in our service territory.

     We purchase gas supplies from producers and third party marketers. To ensure system reliability, a geographically diverse supply portfolio with varying terms and contract conditions is utilized for the gas supplies.

     We have rights to firm pipeline capacity to transport gas to our service territory through direct interconnects to the pipeline systems of Northern Natural Gas Company (an affiliate), Natural Gas Pipeline Company of America, Northern Border Pipeline Company and ANR Pipeline Company. Firm capacity in excess of our system needs, resulting from differences between the capacity portfolio and seasonal system demand, can be resold to other companies to achieve optimum use of the available capacity. Past IUB and South Dakota Public Utilities Commission rulings have allowed us to retain 30% of Iowa and South Dakota margins, respectively, earned on the resold capacity, with the remaining 70% being returned to customers through a purchased gas adjustment clause as described below.

     Our cost of gas is recovered from customers through purchased gas adjustment clauses. In 1995, the IUB gave initial approval of our Incentive Gas Supply Procurement Program. Under the program, as amended, we are required to file with the IUB every six months a comparison of our gas procurement costs to an index-based reference price. If our cost of gas for the period is less or greater than an established tolerance band around the reference price, then we share a portion of the savings or costs with our customers. The program has been extended through October 31, 2002 and an application for a further extension has been filed with the IUB. A similar program is in effect in South Dakota. Since the implementation of the program, we have successfully achieved and shared savings with our natural gas customers.

     We utilize leased gas storage to meet peak day requirements and to manage the daily changes in demand due to changes in weather. The storage gas is typically replaced during the summer months. In addition, we also utilize three liquefied natural gas plants and two propane-air plants to meet peak day demands.

     We have strategically built multiple pipeline interconnections into several of our larger communities. Multiple pipeline interconnects create competition among pipeline suppliers for transportation capacity to serve those communities, thus reducing costs. In addition, multiple pipeline interconnects give us the ability to optimize delivery of the lowest cost supply from the various pipeline supply basins into these communities and increase delivery reliability. Benefits to our system customers are shared with all jurisdictions through a consolidated purchased gas adjustment clause.

     WE ARE SUBJECT TO ENVIRONMENTAL, SAFETY AND OTHER LAWS AND REGULATIONS WHICH MAY ADVERSELY IMPACT US.

     We are subject to a number of environmental, safety and other laws and regulations affecting many aspects of our present and future operations, including air emissions, water quality, wastewater discharges, solid wastes, hazardous substances and safety matters. We may incur substantial costs and liabilities in connection with our operations as a result of these regulations. In particular, the cost of future compliance with federal, state and local clean air laws, such as those that require certain generators, including some of our electric generating facilities, to limit nitrogen oxide emissions and potential other pollutants, may require us to make significant capital expenditures which may not be recoverable through future rates. In addition, these costs and liabilities may include those relating to claims for damages to property and persons resulting from our operations. The implementation of regulatory changes imposing more comprehensive or stringent requirements on us, to the extent such changes would result in increased compliance costs or additional operating restrictions, could have a material adverse effect on our business, financial condition, results of operations and ability to service the securities.

     In addition, regulatory compliance for existing facilities and the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of value if projects cannot function as planned due to changing regulatory requirements or local opposition.

     In addition to operational standards, environmental laws also impose obligations to clean up or remediate contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may become liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at our properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment or other investigation has been conducted. Although we have accrued reserves for our known remediation liabilities, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities which may be material.

     Any failure to recover increased environmental or safety costs incurred by us may have a material adverse effect on our business, financial condition, results of operations and ability to service the securities.

     INCREASED COMPETITION RESULTING FROM LEGISLATIVE, REGULATORY AND RESTRUCTURING EFFORTS COULD HAVE A SIGNIFICANT FINANCIAL IMPACT ON US AND CONSEQUENTLY DECREASE OUR REVENUE.

     The energy market continues to move towards a competitive environment and is characterized by numerous strong and capable competitors, many of which have more extensive operating experience and greater financial resources than us. Retail competition and the unbundling of regulated electric and gas service could have a significant adverse financial impact on us due to an impairment of assets, a loss of customers, lower profit margins and/or increased costs of capital. The total impacts of restructuring may have a significant effect on our financial position, results of operations and cash flows. We cannot predict when we will be subject to changes in legislation or regulation, nor can we predict the impacts of these changes on our financial position, results of operations or cash flows.

     The generation segment of the electric industry has been and will be significantly impacted by competition. The introduction of competition in the wholesale market has resulted in a proliferation of power marketers and a substantial increase in market activity. Many of these marketers have experienced financial difficulties and the market continues to be volatile.

     As retail competition continues to evolve, margins will be pressured by competition from other utilities, power marketers and self-generation. Many states and the federal government are implementing or considering regulatory initiatives that would increase access to electric utilities' transmission and distribution systems for independent power producers, utilities, power marketers and electricity customers. Although the recent and anticipated changes in the United States electric utility industry may create opportunities, they will also create additional challenges and risks for utilities. Competition will put pressure on margins for traditional electric services. Illinois recently enacted a law that provides for full retail customer choice in 2002. While introduction of retail competition in Iowa is not presently expected, depending upon the terms of any such legislation, if introduced it could have a material adverse effect on us. These types of restructurings and other industry restructuring efforts could materially impact our results of operations in a manner which is difficult to predict, since such efforts will depend on the terms and timing of such restructuring.

     WE ARE SUBJECT TO MARKET AND CREDIT RISK.

     We are exposed to market and credit risks in our operations. Specifically, such risks include commodity price changes, market supply shortages, interest rate changes and counterparty default. In Iowa, we do not have an ability to pass through fuel price increases in our rates (an energy adjustment clause), so any significant increase in fuel costs or purchased power costs could have a negative impact on us. To minimize these risks, we require collateral to be posted if the creditworthiness of counterparties deteriorates below established levels and enter into financial derivative instrument contracts to hedge purchase and sale commitments, fuel requirements and inventories of natural gas, electricity, coal and emission allowances. However, financial derivative instrument contracts do not eliminate the risk. The impact of these risks could result in our inability to fulfill contractual obligations, significantly higher energy or fuel costs relative to corresponding sales contracts or increased interest expense.

OUR GENERATING FACILITIES ARE DEPENDENT ON A LIMITED NUMBER OF SUPPLIERS AND
   SERVICE PROVIDERS.

     Our electric generating facilities are often dependent on a single or limited number of entities to supply or transport gas, coal or other fuels, to dispose of wastes or to deliver electricity. The failure of any of these third parties to fulfill its contractual obligations could increase the costs incurred by us to provide electric service to our customers.

WE ARE SUBJECT TO THE UNIQUE RISKS ASSOCIATED WITH NUCLEAR GENERATIONS.

     The risks of nuclear generation include the following:

     (1) the potential harmful effects on the environment and human health resulting from the operation of nuclear facilities and the storage, handling and disposal of radioactive materials;

     (2) limitations on the amounts and types of insurance commercially available to cover losses that might arise in connection with nuclear operations; and

     (3) uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives.

     The Nuclear Regulatory Commission has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generating facilities. In the event of non-compliance, the Nuclear Regulatory Commission has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Revised safety requirements promulgated by the Nuclear Regulatory Commission have, in the past, necessitated substantial capital expenditures at nuclear plants, including those in which we have an ownership interest, like the Quad Cities Generating Station described in the documents incorporated by reference in this prospectus, and additional expenditures could be required in the future. In addition, although we have no reason to anticipate a serious nuclear incident at the units in which we have an interest, if an incident did occur, it could have a material but presently undeterminable adverse effect on our financial position, results of operations and ability to service the securities.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of debt securities and other securities described in this prospectus.

GENERAL

     We may issue senior debt securities or subordinated debt securities. The senior debt securities will be our direct secured or unsecured obligations and the subordinated debt securities will be our direct unsecured obligations. Each of the senior debt securities and the subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named in the applicable prospectus supplement. The following summary of the indentures is not a complete description of all of the provisions of the indentures. We have filed (or will file prior to issuance of the applicable debt securities) forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Except to the extent set forth in a prospectus supplement for a particular issue of debt securities, the indentures for the debt securities, as amended or supplemented from time to time, will be substantially similar to the indentures filed as exhibits to the registration statement and described below.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     o  the title of the series of debt securities;

     o whether the series of debt securities are senior debt securities or subordinated debt securities;

     o the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

     o if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

     o  the interest rate or method for calculation of the interest rate;

     o  the date from which interest will accrue;

     o the record dates for principal and interest payable on debt securities;

     o the dates when, places where and manner in which principal and interest will be payable;

     o  the securities registrar if other than the trustee;

     o the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

     o  the terms of any repurchase or remarketing rights of third parties;

     o the terms of any redemption at the option of holders of the debt securities;

     o  the denominations in which the debt securities are issuable;

     o whether the debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

     o whether the debt securities will be represented by a global security and the terms of any such global security;

     o the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

     o if payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the method for determining such payments;

     o provisions for electronic issuance of debt securities or issuance of debt securities in certificated form;

     o any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in the applicable indenture;

     o  whether and upon what terms debt securities may be defeased;

     o  whether the debt securities will have guaranties;

     o  any special tax implications of the debt securities; and

     o any other terms in addition to or different from those contained in the applicable indenture.

     The debt securities will bear no interest or interest at a fixed or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax consequences applicable to any such discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will be subordinate and junior in right of payment to our senior debt, including the senior debt securities described in this prospectus. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event with respect to us, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.

     Subject to the payment in full of all senior debt, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable thereto until all amounts owing on the subordinated debt securities are paid in full.

     The subordinated indenture will not limit the amount of senior debt that we can incur.

GLOBAL SECURITIES

 BOOK-ENTRY SYSTEM

     The debt securities will be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York. The global securities will be registered in the name of the depositary or its nominee.

     The debt securities will not be issued in certificated form and, except under the limited circumstances described below, owners of beneficial interests in the global securities will not be entitled to physical delivery of the debt securities in certificated form. The global securities may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of such successor.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its direct participants deposit with the depositary. The depositary also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear Bank as operator of The Euroclear System and Clearstream Banking societe anonyme. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and NASD, Inc. Access to the depositary system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its direct and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of the debt securities under the depositary system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary's records. The ownership interest of each actual purchaser and beneficial owner of each debt security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

     To facilitate subsequent transfers, all debt securities deposited by direct participants with the depositary will be registered in the name of the depositary's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the depositary. The deposit of debt securities with the depositary and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the debt securities; the depositary's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the depositary nor Cede & Co. (nor such other nominee of the depositary) will consent or vote with respect to the debt securities. Under its usual procedures, the depositary mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Principal (and premium, if any) and interest payments on the debt securities and any redemption payments will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the depositary). The depositary's practice is to credit direct participants' accounts upon the depositary's receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with the direct participants' respective holdings shown on the depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary, the trustee, or us or our agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any), interest and any redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of the depositary) is our responsibility, disbursements of such payments to direct participants is the responsibility of the depositary, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through the depositary (or a successor securities depositary). In that event, certificated debt securities will be printed and delivered.

     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 EXCHANGE OF GLOBAL SECURITIES FOR CERTIFICATED SECURITIES

     Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for debt securities in certificated form only in the following circumstances:

     (1) if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Securities Exchange Act, and we do not appoint a replacement depositary within 90 days;

     (2)  an event of default under the applicable indenture occurs; or

     (3) if we determine that an issue of debt securities will no longer be represented by global securities.

     If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

REDEMPTION AND REPAYMENT

     The applicable prospectus supplement will specify the following:

     o if the debt securities are subject to any sinking fund and the terms of any such sinking fund;

     o if we may elect to redeem the debt securities prior to maturity and the terms of any such optional redemption;

     o if we will be required to redeem the securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; or

     o if the holders of the debt securities will have the right to repayment of the debt securities prior to maturity and the terms of any such optional repayment.

     If we elect or are required to redeem debt securities, a redemption notice will be sent to each holder of debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue; (4) if less than all of the debt securities of a series are to be redeemed, the particular debt securities or portions thereof to be redeemed;
(5) if any debt securities are to be redeemed in part only, the portion of the debt securities to be redeemed and a statement that, upon surrender of the debt securities for redemption, new debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

     If notice of redemption is given as specified above, the debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

     If debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its debt securities repaid will be required to deliver such debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For debt securities represented by global securities held by the depositary, the repayment option may be exercised by a direct participant in the depositary on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.

COVENANTS

     In addition to other covenants, if any, as may be described in the applicable prospectus supplement and except as may otherwise be set forth in the applicable prospectus supplement, the indentures will contain the following covenants:

     o a covenant which requires us to maintain an office for payment and registration of transfer or exchange of the debt securities in New York, New York;

     o a covenant which requires us to notify the trustee in writing of any event of default under an indenture within five days after we become aware of such event of default;

     o a covenant which requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

     o a covenant which prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing our properties substantially as an entirety to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the indenture.

EVENTS OF DEFAULT

     Except as described in the applicable prospectus supplement, the following events will constitute events of default under the applicable indenture:

     o we fail to pay interest on the debt securities and such failure continues for 30 days;

     o  we fail to pay principal of the debt securities when due;

     o we breach any other covenant or representation in the indenture and such breach continues for 60 days (such period to be extended to up to 90 days if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

     o we default in the payment of any indebtedness other than the debt securities in excess of $75,000,000, or we breach any other provision of such indebtedness and such breach results in an acceleration of such indebtedness, and in each case such indebtedness is not discharged or such acceleration is not rescinded, as applicable, within 90 days after we receive a notice of default with respect thereto;

     o a final non-appealable judgment for the payment of money in excess of $75,000,000 is entered against us and is not discharged or satisfied within 90 days after we receive a notice of default with respect thereto;

     o a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; and

     o we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

     Upon the occurrence of an event of default under an indenture, the holders of at least a majority in aggregate principal amount of the applicable debt securities may declare such debt securities to be immediately due and payable. Holders of a majority in principal amount of such debt securities may rescind the acceleration so long as the conditions set forth in the applicable indenture have been satisfied.

     Prior to acceleration, holders of a majority in aggregate principal amount of an issuance of debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal or interest and (2) an event of default related to a covenant or other provision of the indenture that cannot be modified without the consent of each holder of debt securities affected thereby.

MODIFICATIONS TO THE INDENTURE

     Except as otherwise set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture without the consent of any holder of debt securities for the following purposes:

     o to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions;

     o to add additional covenants, events of default or collateral, or to surrender a right or power conferred upon us in the indenture;

     o to establish the form of additional debt securities in accordance with the terms of the indenture;

     o to evidence the succession of another company to us and the assumption by the successor of our obligations under the indenture;

     o to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

     o to permit the trustee to comply with any duties imposed upon it by law;

     o to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the debt securities; and

     o to change or eliminate any of the provisions of the indenture, so long as the change or elimination becomes effective only when there are no debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

     Except as set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture for any other purpose with the consent of holders of a majority in principal amount of the applicable issue of debt securities, other than amendments which (1) extend the stated maturity of the debt securities, (2) reduce the principal amount of the debt securities, (3) reduce the interest rate for the debt securities, (4) extend the dates for scheduled payments of principal and interest, (5) impair the right of a holder of debt securities to institute suit for the payment of its debt securities, or (6) reduce the percentage of holders of debt securities required to consent to amendments or waive defaults under the indenture. The items described in (1) through (5) above will require the consent of all holders affected by the change. The item described in (6) above will require the consent of all holders.

GOVERNING LAW

     The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

                         DESCRIPTION OF CAPITAL STOCK

     We have the authority under our articles of incorporation to issue 350,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value. As of November 30, 2002, 70,980,203 shares of our common stock were outstanding, all of which are owned by MHC Inc. The common stock is not listed on any exchange. All outstanding shares of common stock are fully paid and non-assessable.

     Also as of November 30, 2002, the following shares of our preferred stock were outstanding: 49,451 shares of the $3.30 series; 38,305 shares of the $3.75 series; 32,630 shares of the $3.90 series; 47,362 shares of the $4.20 series; 49,945 shares of the $4.35 series; 50,000 shares of the $4.40 series; and 49,898 shares of the $4.80 series. All outstanding shares of preferred stock are fully paid and non-assessable. The terms of these preferred securities are described in an amendment to our articles of incorporation which is incorporated herein by reference.

COMMON STOCK

     The shares of our authorized common stock are identical in all respects and have equal rights and privileges. Each holder of our common stock is entitled to one vote in the election of directors and other matters. Common shareholders may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or another form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

PREFERRED STOCK

     We may issue, from time to time, shares of one or more series or classes of our preferred stock with such preferences and designations as our board of directors may determine. The following summary description sets forth some of the general terms of the preferred stock. We will describe the specific terms of any series of preferred stock that we issue in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. You should also read our articles of incorporation and bylaws before purchasing the preferred stock.

     Our board of directors is authorized to determine for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to any such series:

     o the designation of such series and the number of shares that constitute such series;

     o the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

     o the dividend periods (or the method of calculating the dividend periods);

     o  the voting rights of the shares, if any;

     o the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate, dissolve or wind-up our affairs;

     o whether and on what terms we can redeem or repurchase the shares of preferred stock;

     o whether the preferred stock of such series will have the benefit of a sinking fund; and

     o  any other material terms.

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable certificate of designation or as otherwise required by law.

     Except as set forth in the applicable prospectus supplement, no series of preferred stock will be redeemable or receive the benefit of a sinking fund. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock, if any. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

     We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may offer and sell or exchange the securities described in this prospectus:

     o  through agents,

     o  through one or more underwriters,

     o  through one or more dealers,

     o directly to one or more purchasers (through a specific bidding or auction process or otherwise), or

     o  through a combination of any such methods of sale.

     The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

     o  at a fixed price or prices, which may be changed,

     o  at market prices prevailing at the time of sale,

     o  at prices relating to such prevailing market prices,

     o  at negotiated prices, or

     o  at a fixed exchange ratio in return for other of our securities.

     Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

     If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

     Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement relating thereto.

     We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the debt securities described in this prospectus has been passed upon for us by Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022. The validity of the preferred stock described in this prospectus has been passed upon for us by Paul J. Leighton, Esq., our Assistant General Counsel.

                                    EXPERTS

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2002 and 2001, June 30, 2002 and 2001, and September 30, 2002 and 2001, which are incorporated in this prospectus by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and incorporated by reference in this prospectus, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement in which this prospectus is included prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                             Filed Pursuant to Rule 424(b)(2)
                                             Registration File No.: 333-101800


Pricing Supplement No. 1 dated January 9, 2003
This pricing supplement accompanies and supplements the prospectus dated December 30, 2002 and the prospectus supplement dated January 9, 2003.

                          MIDAMERICAN ENERGY COMPANY
                               MEDIUM-TERM NOTES
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

Principal Amount: $275,000,000
Issue Price:  [ ] 100%  [X] Other: 99.783%
Authorized Denominations:  [X] $1,000 and integral multiples of $1,000
                           [ ] Other:
Original Issue Date: January 14, 2003
Stated Maturity: January 15, 2013

Extension of Stated Maturity: [X] MidAmerican Energy does not have the option to extend the stated maturity.
                              [ ] MidAmerican Energy does have the option to
                                  extend the stated maturity.
                                  Extension Period(s): period(s) of [one] [two] [three] [four] [five] year(s)
                                  Final Maturity Date:

Form: [X] The notes are book-entry notes.
      [ ] The notes are certificated notes.

[X] Fixed Rate Notes
     Interest Rate: 5.125%
     Interest Payment Dates: [X] January 15 and July 15, commencing July 15,
                                 2003
                             [ ] Other:

Interest Rate Reset: [X] MidAmerican Energy does not have the option to reset the interest rate.
                     [ ] MidAmerican Energy does have the option to reset the
                         interest rate.
                          Reset Date(s):
                          Reset Formula:
Record Dates: [ ] January 1 and July 1  [X] Other: December 31 and June 30,
                                                   commencing June 30, 2003

[ ] Floating Rate Notes
    Initial Interest Rate:    %
    Interest Rate Basis:
       [ ] Commercial Paper Rate
       [ ] LIBOR
             Designated LIBOR Page: [ ] LIBOR Reuters, page
             [ ] LIBOR Telerate, page
       [ ] Prime Rate
       [ ] Treasury Rate
       [ ] Other:
Interest Reset Period:   [ ] Daily  [ ] Weekly  [ ] Monthly  [ ] Quarterly
                         [ ] Semiannual beginning in      and
                         [ ] Annual beginning in

Interest Reset Dates:  [ ] As specified in the prospectus  [ ] Other:
Interest Payment Period:  [ ] Monthly  [ ] Quarterly  [ ] Semiannual
                          [ ] Annual
Interest Payment Dates:
      [ ] Third Wednesday of each month
      [ ] Third Wednesday of each March, June, September and December
      [ ] Third Wednesday of each      and       [ ] Third Wednesday of each
      [ ] Other:
Interest Determination Date:  [ ] As specified in the prospectus  [ ] Other:
Calculation Date:  [ ] As specified in the prospectus  [ ] Other:
Index Maturity:
Spread:  [ ] None  [ ]    basis points
Spread Reset: [ ] MidAmerican Energy does not have the option to reset the spread.
              [ ] MidAmerican Energy does have the option to reset the spread.
                    Reset Date(s):
                    Reset Formula:

   Spread Multiplier:  [ ] None  [ ]   %
   Spread Multiplier Reset:  [ ] MidAmerican Energy does not have the option to reset the spread multiplier.
                             [ ] MidAmerican Energy does have the option to
                                 reset the spread multiplier.
                                   Reset Date(s):
                                   Reset Formula:
     Maximum Interest Rate:  [ ] None  [ ]   %
     Minimum Interest Rate:  [ ] None  [ ]   %
     Calculation Agent:  [ ] The Bank of New York  [ ] Other:

[ ] Original Issue Discount Notes
     Yield-to-Maturity:

[ ] Amortizing Notes. An amortization schedule is attached to this pricing supplement and is incorporated in this pricing supplement by reference.

Redemption:  [ ] The notes may not be redeemed prior to maturity at the option of MidAmerican Energy.
             [X] The notes may be redeemed prior to maturity at the option of
                 MidAmerican Energy. The redemption provisions are attached to this pricing supplement as annex 1.

Repayment:   [X] The notes may not be repaid prior to maturity at the option of the holders.
             [ ] The notes may be repaid prior to maturity at the option of the holders.
                   Repayment Date(s): [ ] At any time [ ] On the following dates:
                   Repayment Price:

Sinking Fund:  [X] The notes do not have the benefit of sinking fund provisions.
               [ ] The notes do have the benefit of sinking fund provisions. A schedule of mandatory sinking fund payments is attached to this pricing supplement and is incorporated in this pricing supplement by reference.

Renewal:  [X] The notes are not renewable at the option of the holders.
          [ ] The notes are renewable at the option of the holders.

Annex(es) Attached:  The following annex(es) is(are) attached to this pricing supplement and is(are) incorporated in this pricing supplement by reference: annex 1 (redemption provisions) and annex 2 (additional covenant).

Agent(s): [X] Lehman Brothers Inc.
          [X] Banc One Capital Markets, Inc.
          [X] ABN AMRO Incorporated
          [X] BNP Paribas Securities Corp.
          [X] BNY Capital Markets, Inc.
          [X] Commerzbank Capital Markets Corp.
          [X] Credit Suisse First Boston Corporation
          [X] U.S. Bancorp Piper Jaffrey Inc.
          [ ] Other:

Capacity of Agent(s):  [ ] Agent(s) Other  [X] Underwriter(s)  [ ] Dealer(s)

Discount or Commission:
   [X] Discount: 0.650%
   [ ] Commission:

Principal amount of notes to be severally purchased by each Agent:

AGENT                                              AMOUNT
-----                                         ---------------
   Lehman Brothers Inc.                        $110,000,000
   Banc One Capital Markets, Inc.               110,000,000
   Credit Suisse First Boston Corporation        27,500,000
   ABN AMRO Incorporated                          5,500,000
   BNP Paribas Securities Corp.                   5,500,000
   BNY Capital Markets, Inc.                      5,500,000
   Commerzbank Capital Markets Corp.              5,500,000
   U.S. Bancorp Piper Jaffrey Inc.                5,500,000
    Total Principal Amount of Notes            $275,000,000
                                               ============

                                                                        ANNEX 1

                             REDEMPTION PROVISIONS

     The notes will be redeemable as a whole at any time or in part, from time to time, at the option of MidAmerican Energy Company, at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus (b) accrued interest on the principal amount thereof to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with MidAmerican Energy Company.

     "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations actually obtained by the trustee for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Reference Treasury Dealer" means each of ABN AMRO Bank, N.V., New York Branch, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., BNY Capital Markets, Inc., Commerzbank Capital Markets Corp., Credit Suisse First Boston Corporation and Lehman Brothers Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), MidAmerican Energy Company shall substitute therefor another Primary Treasury Dealer.

     Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of the notes to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received.

     Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on notes or portions thereof called for redemption.

     Capitalized terms used but not defined in this annex have the meanings given to such terms in the prospectus.

                                                                        ANNEX 2

                              ADDITIONAL COVENANT

     The following additional covenant will apply to the notes:

     MidAmerican Energy Company (the "Company") will not at any time directly or indirectly create or assume and will not cause or permit a Subsidiary directly or indirectly to create or assume, except in favor of the Company or a Wholly-Owned Subsidiary, any mortgage, pledge or other lien or encumbrance upon any Principal Facility or any interest it may have therein or upon any stock of any Regulated Subsidiary or any indebtedness of any Subsidiary to the Company or any other Subsidiary, whether now owned or hereafter acquired, without making effective provision (and the Company covenants that in such case it will make or cause to be made, effective provision) whereby the outstanding Securities and any other indebtedness of the Company then entitled thereto shall be secured by such mortgage, pledge, lien or encumbrance equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured (provided, that for the purpose of providing such equal and ratable security, the principal amount of outstanding Original Issue Discount Securities shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture); provided, however, that the foregoing covenant shall not be applicable to (1) the lien of the Iowa-Illinois Indenture, (2) the lien of the Midwest Power Indenture, (3) Permitted Encumbrances or (4) any transfer, lease, use or other encumbrance of or on the Company's or any of its Subsidiary's transmission assets (a) substantially in accordance with the filings made with the Federal Energy Regulatory Commission on September 28, 2001 and given docket numbers EC01-156-000 and ER01-3154-000 and/or (b) as otherwise required by applicable state or federal order, regulation, rule or statute.

     For purposes of the foregoing covenant, the following terms have the following meanings:

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Common Shareholders' Equity" means, at any time, the total shareholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recently completed fiscal quarter of the Company for which financial information is then available.

     "Iowa-Illinois Indenture" means the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947, from Iowa-Illinois Gas and Electric Company to Harris Trust and Savings Bank and Lynn Lloyd (C. Potter, successor individual trustee), as trustees, and indentures supplemental thereto.

     "Indenture" means the Indenture dated as of February 8, 2002 between the Company and The Bank of New York, as trustee, with respect to the notes and the other senior debt securities of the Company, and indentures supplemental thereto.

     "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or by repayment or otherwise.

     "Midwest Power Indenture" means the General Mortgage Indenture and Deed of Trust, dated as of January 1, 1993, between Midwest Power Systems Inc. and Morgan Guaranty Trust Company of New York, trustee (Harris Trust and Savings Bank, successor trustee), and indentures supplemental thereto.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture.

     "Permitted Encumbrances" means:

     (a) (i) any mortgage, pledge or other lien or encumbrance on any property hereafter acquired or constructed by the Company or a Subsidiary, or on which property so constructed is located, and created prior to, contemporaneously with or within 360 days after, such acquisition or construction or the commencement of commercial operation of such property to secure or provide for the payment of any part of the purchase or construction price of such property, or (ii) any property subject to any mortgage, pledge, or other lien or encumbrance upon such property existing at the time of acquisition thereof by the Company or any Subsidiary, whether or not assumed by the Company or such Subsidiary, or (iii) any mortgage, pledge or other lien or encumbrance existing on the property, shares of stock, membership interests or indebtedness of a corporation or limited liability company at the time such corporation or limited liability company shall become a Subsidiary or any pledge of the shares of stock or membership interests of such corporation or limited liability company prior to, contemporaneously with or within 360 days after such corporation or limited liability company shall become a Subsidiary to secure or provide for the payment of any part of the purchase price of such stock or membership interests, or (iv) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired or constructed; provided that, in the case of clauses (i) through (iv), the lien of any such mortgage, pledge or other lien does not spread to property owned prior to such acquisition or construction or to other property thereafter acquired or constructed other than additions to such acquired or constructed property and other than property on which property so constructed is located; and provided, further, that if a firm commitment from a bank, insurance company or other lender or investor (not including the Company, a Subsidiary or an Affiliate of the Company) for the financing of the acquisition or construction of property is made prior to contemporaneously with or within the 360-day period hereinabove referred to, the applicable mortgage, pledge, lien or encumbrance shall be deemed to be permitted by this clause (a) whether or not created or assumed within such period;

     (b) any mortgage, pledge or other lien or encumbrance created for the sole purpose of extending, renewing or refunding any mortgage, pledge, lien or encumbrance permitted by clause (a) of this definition; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding mortgage, pledge, lien or encumbrance shall be limited to all or any part of the same property that secured the mortgage, pledge or other lien or encumbrance extended, renewed or refunded;

     (c) liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith, and against which an adequate reserve has been established; liens on any property created in connection with pledges or deposits to secure public or statutory obligations or to secure performance in connection with bids or contracts; materialmen's, mechanics', carrier's, workmen's, repairmen's or other like liens; or liens on any property created in connection with deposits to obtain the release of such liens; liens on any property created in connection with deposits to secure surety, stay, appeal or customs bonds; liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; leases and liens, rights of reverter and other possessory rights of the lessor thereunder; zoning restrictions, easements, rights-of-way or other restrictions on the use of real property or minor irregularities in the title thereto; and any other liens and encumbrances similar to those described in this clause (c), the existence of which, in the opinion of the board of directors of the Company, does not materially impair the use by the Company or a Subsidiary of the affected property in the operation of the business of the Company or a Subsidiary, or the value of such property for the purposes of such business;

     (d) any mortgage, pledge or other lien or encumbrance created after January 14, 2003 on any property leased to or purchased by the Company or a Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property; provided that the interest paid on such obligations is entitled to be excluded from gross income of the recipient pursuant to Section 103(a)(1) of the Internal Revenue Code of 1986, as amended (or any successor to such provision), as in effect at the time of the issuance of such obligations;

     (e) any mortgage, pledge or other lien or encumbrance on any property now owned or hereafter acquired or constructed by the Company or a Subsidiary, or on which property so owned, acquired or constructed is located, to secure or provide for the payment of any part of the construction price or cost of improvements of such property, and created prior to, contemporaneously with or within 360 days after, such construction or improvement; provided that if a firm commitment from a bank, insurance company or other lender or investor (not including the Company, a Subsidiary or an Affiliate of the Company) for the financing of the acquisition or construction of property is made prior to, contemporaneously with or within the 360-day period hereinabove referred to, the applicable mortgage, pledge, lien or encumbrance shall be deemed to be permitted by this clause (e) whether or not created or assumed within such period; and

     (f) any mortgage, pledge or other lien or encumbrance not otherwise described in clauses (a) through (e); provided that the aggregate amount of indebtedness secured by all such mortgages, pledges, liens or encumbrances does not exceed the greater of $100,000,000 or 10% of Common Shareholders' Equity.

     "Principal Facility" means the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except any facility that is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

     "Regulated Subsidiary" means any Subsidiary which owns or operates facilities used for the generation, transmission or distribution of electric energy and is subject to the jurisdiction of any governmental authority of the United States or any state or political subdivision thereof, as to any of its: rates; services; accounts; issuances of securities; affiliate transactions; or construction, acquisition or sale of any such facilities, except that any "exempt wholesale generator", as defined in 15 USC 79z-5a(a)(1), "qualifying facility", as defined in 18 CFR 29z,101(b)(1), "foreign utility company", as defined in 15 USC 79z-5b(a)(3) and "power marketer", as defined in NORTHWEST POWER MARKETING COMPANY, L.L.C., 75 FERC PARA 61,281, shall not be a Regulated Subsidiary.

     "Security" means any unsubordinated debenture, note or other evidence of indebtedness of the Company authenticated and delivered under the Indenture.

     "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal or such installment of principal of (and premium, if any) or interest on such Security is due and payable.

     "Subsidiary" means a corporation or limited liability company more than 50% of the outstanding voting stock or voting membership interests of which is or are owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, (1) "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency, and (2) "voting membership interests" means membership interests which ordinarily have voting power for the election of directors (or the equivalent thereof), whether at all times or only so long as no senior class of membership interests have such voting power by reason of any contingency.

     "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock or membership interests (other than directors' qualifying shares) is or are at the time, directly or indirectly, owned by the Company, or by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries.